Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Announces Revenue for Fourth Quarter and Fiscal Year 2006
Update on Special Committee Review of Stock Option Practices
Strong core business drives 40 percent year-over-year growth

SEATTLE, WA—October 25, 2006—For the fourth quarter of fiscal 2006, F5 Networks announced revenue of $111.7 million, up 12 percent from $100.1 million in the prior quarter and 39 percent from $80.6 million in the fourth quarter of fiscal 2005. Revenue for fiscal 2006 was $394.0 million, up 40 percent from $281.4 million in fiscal 2005.
F5 president and chief executive officer John McAdam said that during the fourth quarter the company achieved solid sequential growth in Japan, Asia-Pacific and the Americas. EMEA revenue grew 50 percent year-over-year but was down from the prior quarter, reflecting seasonal summer slowness in Europe.
The company’s strong revenue growth during the quarter and throughout the year was driven primarily by the ongoing strength in its core application delivery networking business. BIG-IP product revenue grew 17 percent sequentially and accounted for 90 percent of total product revenue in the quarter. Combined with strong sequential growth in revenue from security products, the growth of BIG-IP product revenue offset a decline in WAN optimization revenue and drove overall product revenue up 12 percent during the quarter. BIG-IP product revenue represented 89 percent of total product revenue for the year.
Service revenue also grew in the fourth quarter, increasing 11 percent sequentially and pushing deferred revenue up 13 percent from the prior quarter to $60.3 million. During fiscal 2006, service revenue grew 44 percent.
Commenting on the strength of the company’s core business, McAdam said he believes it is a result of increasing demand for application delivery networking, as projected by Gartner Group and others, coupled with growing awareness of BIG-IP’s superior performance and integrated functionality. “Since we introduced our TMOS-based products more than two years ago, the unique capabilities of those products have been demonstrated again and again in performance benchmarks against our competitors and in other equally important ways. Within the past year, for example, TrafficShield and WebAccelerator, technologies we acquired from MagniFire and Swan Labs respectively, have been migrated to TMOS and made available as software modules running on BIG-IP. At the same time,

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growing numbers of customers, reflected by the steadily increasing number of registered users on DevCentral (devcentral.f5.com), are writing their own custom features and functions using iRules, a built-in programming language that exploits TMOS’s ability to inspect, modify and direct traffic flows going to and from applications.
“Based on the strength of our current pipeline, as well as the market predictions of industry analysts, we believe that demand for application delivery networking will continue to grow throughout fiscal 2007 and that increasing awareness of the F5 brand will continue to drive this growth,” McAdam said.
Year over year, product revenue grew 39 percent and service revenue grew 44 percent.
For the first quarter of fiscal 2007, ending December 31, McAdam said the company expects revenue of between $116 million and $118 million.
Update on Special Committee Review and on Financial Reporting
F5 today announced that the special committee of the board of directors has substantially completed its review of the company’s stock option practices since 1997. To date, the special committee has found that the recorded grant dates for certain stock options granted during fiscal years 1999 through 2004 should not be relied upon as the measurement date for accounting purposes.
The company is conducting an analysis, in conjunction with the board’s audit committee and professional advisors, to determine what adjustments need to be made to the company’s historical financial statements. Based on its analysis to date, the company anticipates that it may be required to record additional non-cash, stock-based compensation expense of up to $30 million, in the aggregate, for fiscal years 1999 through 2006, to restate its financial statements for fiscal years 1999 through 2005, and to amend its financial statements for the first half of fiscal 2006. The company has not completed its analysis of the total net effect of these adjustments, but any such adjustments are not expected to affect the company’s current cash position or previously reported revenues. Between May 2006 and September 30, 2006, the company spent approximately $7.0 million in legal and accounting fees related to this inquiry.
In light of the expected adjustments described above, the company’s financial statements and earnings releases and similar financial communications relating to fiscal periods commencing on or after October 1, 1998, which is the first day of the company’s fiscal year 1999, and through the date of this release should no longer be relied upon.
As soon as practicable after completion of any required adjustments, including the adjustments described above, the company intends to file its restated financial statements as well as its Form 10-Q for the third quarter of fiscal 2006, which has been delayed due to the pending special committee inquiry. The company anticipates that the above-described restatements will be completed in time to file its Form 10-K for fiscal 2006 by the required deadline.

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The company is continuing to cooperate fully with both the Department of Justice and the Securities and Exchange Commission in their respective inquiries regarding the company’s historical stock option practices.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone, helping organizations get the most out of their investment. By adding intelligence and manageability into the network to offload applications, F5 optimizes applications and allows them to work faster and consume fewer resources. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability — all on one universal platform. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s core business, sequential growth, the target revenue range, demand for application delivery networking and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: customer acceptance of our new traffic management, security, application delivery and WAN optimization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; and the unpredictability of F5’s sales cycle.
Moreover, this press release contains forward-looking statements concerning the special committee’s continuing review of the Company’s stock option grant practices and related accounting as well as the company’s expected restatement of its historical financial statements. The risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to, the possibility that the company, in consultation with the company’s independent public accountants and/or the Securities and Exchange Commission (SEC), will determine that the proper accounting for the company’s prior stock option grants differs from the accounting treatment upon which the assumptions and forward-looking statements in this release are based; that the scope of the issues as to the timing and accuracy of measurement dates for option awards and the timing of formal

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corporate approvals may change; that the amount and timing of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants, and the corresponding restatement of our financial statements, may change; that our ability to file required reports with the SEC on a timely basis may be further impaired; that our ability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares may be further impaired; that potential claims and proceedings may arise relating to such matters, including additional shareholder litigation and action by the SEC or other governmental agencies; that other actions may be taken or required as a result of the special committee’s findings; and that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the company.
F5 has no duty to update any matters discussed in this press release. More information about potential risk factors that could affect F5’s business and financial results is included in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2005, and other public filings with the Securities and Exchange Commission.
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